                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): April 1,1999

                              Accuride Corporation
------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                                333-50239           61-1109077
------------------------------------------------------------------------------
(State or Other                        (Commission          (IRS Employer
Jurisdiction of Incorporation)         File Number)         Identification No.)

 2315 Adams Lane, Henderson, Kentucky                             42420
------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: (502) 826-5000


------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

         This Current Report on Form 8-K/A amends the Registrant's Current Report on Form 8-K filed by the Registrant on April 12, 1999, and is being filed solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired beginning on page F-1.

         Balance sheets of AKW L.P. (the Partnership), a Delaware limited partnership, as of December 31, 1998 and 1997, and the related statements of income, partners' capital and cash flows for the year ended December 31, 1998, and the period from inception (May 1, 1997) through December 31, 1997.

(b)      Pro forma financial information beginning on page F-14.

         Unaudited pro forma consolidated condensed balance sheet as of December 31, 1998 and unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1998 and the notes related thereto.

(c)      Exhibits



EXHIBIT NUMBER              DESCRIPTION
--------------              -----------
23.1                        Consent of Arthur Andersen LLP

    INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                               Page Number
                                                               -----------
FINANCIAL STATEMENTS:

Report of Independent Public Accountants                           F-2

Balance Sheets - December 31, 1998 and 1997                        F-3

Statements of Income For the Year Ended
  December 31, 1998, and the Period From
  Inception (May 1, 1997) Through December, 1997                   F-4

Statements of Partners' Capital For the Year
  Ended December 31, 1998, and the Period From
  Inception (May 1, 1997) Through December 31, 1997                F-5

Statements of Cash Flows For the Year Ended
  December 31, 1998, and the Period From Inception
  (May 1, 1997) Through December 31, 1997                          F-6

Notes to Financial Statements - December 31, 1998                  F-7

PRO FORMA FINANCIAL INFORMATION

Unaudited Pro Forma Consolidated Financial Information             F-14

Unaudited Pro Forma Consolidated Balance Sheet as of
   December 31, 1998                                               F-15

Unaudited Pro Forma Consolidated Condensed Statement
   of Income For the Year Ended December 31, 1998                  F-16

Notes to Unaudited Pro Forma Consolidated Financial
   Information                                                     F-17

                  AKW L.P.
                  (A DELAWARE LIMITED PARTNERSHIP)

                  FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1998
                  TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners,
AKW L.P.:

We have audited the accompanying balance sheets of AKW L.P. (the Partnership), a Delaware limited partnership, as of December 31, 1998 and 1997, and the related statements of income, partners' capital and cash flows for the year ended December 31, 1998, and the period from inception (May 1, 1997) through December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AKW L.P. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the year ended December 31, 1998, and the period from inception (May 1, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Houston, Texas
January 10, 1999 (except with respect
  to the matter discussed in Note 9, as to which the date is April 1, 1999)

                                    AKW L.P.

                        (A Delaware Limited Partnership)

                   BALANCE SHEETS--DECEMBER 31, 1998 AND 1997

                                 (In Thousands)

                                                                                           1998         1997
                                                                                         --------     --------
ASSETS

CURRENT ASSETS:
   Cash                                                                                   $     -      $     -
   Accounts receivable, trade                                                              15,311        7,191
   Accounts receivable, other-
     Kaiser                                                                                 2,871        3,332
     Other                                                                                    663          539
   Inventories                                                                              8,348        8,087
   Prepaid expenses                                                                            95           89
                                                                                          -------      -------
                            Total current assets                                           27,288       19,238

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $3,510 and $1,305,       25,862       22,758
   respectively

GOODWILL, net of accumulated amortization of $1,545 and $632, respectively                 12,140       13,053
                                                                                          -------      -------
                            Total assets                                                  $65,290      $55,049
                                                                                          -------      -------
                                                                                          -------      -------

                               LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Accounts payable, trade                                                                $ 9,373      $ 7,212
   Accounts payable, other                                                                    280          280
   Wheel recall liability                                                                   4,728        4,600
   Accrued liabilities, other                                                                 620          611
                                                                                          -------      -------
                            Total current liabilities                                      15,001       12,703

RETIREMENT AND OTHER LIABILITIES                                                            3,861        3,240

PARTNERS' CAPITAL                                                                          46,428       39,106
                                                                                          -------      -------
                            Total liabilities and partners' capital                       $65,290      $55,049
                                                                                          -------      -------
                                                                                          -------      -------

   The accompanying notes are an integral part of these financial statements.

                                    AKW L.P.

                        (A Delaware Limited Partnership)

                              STATEMENTS OF INCOME

                    FOR THE YEAR ENDED DECEMBER 31, 1998, AND

                     THE PERIOD FROM INCEPTION (MAY 1, 1997)

                            THROUGH DECEMBER 31, 1997

                                 (In Thousands)

                                                            1998         1997
                                                           -------      -------
NET SALES                                                  $86,531      $52,516

COST OF GOODS SOLD                                          68,043       45,133
                                                           -------      -------
                        Gross profit                        18,488        7,383

SELLING, GENERAL AND ADMINISTRATIVE                          6,266        3,883
                                                           -------      -------
                        Operating income                    12,222        3,500

OTHER EXPENSE                                                    -          348
                                                           -------      -------
NET INCOME                                                 $12,222      $ 3,152
                                                           -------      -------
                                                           -------      -------


   The accompanying notes are an integral part of these financial statements.

                                    AKW L.P.

                        (A Delaware Limited Partnership)

                         STATEMENTS OF PARTNERS' CAPITAL

                    FOR THE YEAR ENDED DECEMBER 31, 1998, AND

                     THE PERIOD FROM INCEPTION (MAY 1, 1997)

                            THROUGH DECEMBER 31, 1997

                                 (In Thousands)

                                     Kaiser                        AKW
                                    Aluminum       Accuride      General
                                  and Chemical     Ventures,     Partner
                                   Corporation        Inc.        L.L.C.          Total
                                  ------------     ---------     --------         -----
PARTNERSHIP FORMATION              $ 40,828       $      -       $    870       $ 41,698
   CONTRIBUTIONS, May 1, 1999

SALE OF PARTNERSHIP INTEREST        (20,414)        20,414              -              -

CONTRIBUTIONS FROM PARTNERS          12,035         12,016            485         24,536

DISTRIBUTIONS TO PARTNERS           (14,743)       (14,724)          (596)       (30,063)

PURCHASE PRICE ADJUSTMENT              (107)          (107)            (3)          (217)

NET INCOME                            1,544          1,544             64          3,152
                                   --------       --------       --------       --------
BALANCE, December 31, 1997           19,143         19,143            820         39,106

CONTRIBUTIONS FROM PARTNERS          29,327         29,302          1,196         59,825

DISTRIBUTIONS TO PARTNERS           (31,728)       (31,703)        (1,294)       (64,725)

NET INCOME                            5,989          5,989            244         12,222
                                   --------       --------       --------       --------
BALANCE, December 31, 1998         $ 22,731       $ 22,731       $    966       $ 46,428
                                   --------       --------       --------       --------
                                   --------       --------       --------       --------


   The accompanying notes are an integral part of these financial statements.

                                    AKW L.P.

                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1998, AND

                     THE PERIOD FROM INCEPTION (MAY 1, 1997)

                            THROUGH DECEMBER 31, 1997

                                 (In Thousands)

                                                                        1998           1997
                                                                      --------       --------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $ 12,222       $  3,152
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                     3,118          1,937
       Increase in receivables                                          (7,783)        (8,615)
       Increase in inventories                                            (261)        (1,251)
       Increase in prepaid expenses                                         (6)           (89)
       Increase in accounts payable                                      2,161          7,212
       Increase in other accrued and other liabilities                     758          5,504
                                                                      --------       --------
                       Net cash provided by operating activities        10,209          7,850
                                                                      --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property, plant and equipment                           (5,309)        (2,323)
                                                                      --------       --------
                       Net cash used in investing activities            (5,309)        (2,323)
                                                                      --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Contributions from partners                                          59,825         24,536
   Distributions to partners                                           (64,725)       (30,063)
                                                                      --------       --------
                       Net cash used in financing activities            (4,900)        (5,527)
                                                                      --------       --------
NET CHANGE IN CASH                                                           -              -

CASH AT BEGINNING OF PERIOD                                                  -              -
                                                                      --------       --------
CASH AT END OF PERIOD                                                 $      -       $      -
                                                                      --------       --------
                                                                      --------       --------
SUPPLEMENTAL NONCASH INVESTING ACTIVITIES:
   Accounts receivable contributed                                    $      -       $  2,447
   Inventory contributed                                                     -          6,836
   Property, plant and equipment contributed                                 -         21,740
   Goodwill contributed                                                      -         13,685
   Liabilities assumed                                                       -         (3,010)
                                                                      --------       --------
                                                                      $      -       $ 41,698
                                                                      --------       --------
                                                                      --------       --------

   The accompanying notes are an integral part of these financial statements.

                                    AKW L.P.

                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                                 (In Thousands)

1.  GENERAL AND SUMMARY OF
    SIGNIFICANT ACCOUNTING POLICIES:

GENERAL

AKW L.P. (AKW or the Partnership) is a Delaware limited partnership formed on May 1, 1997, to design, commercialize, manufacture, market, sell and service aluminum wheels and tire molds primarily for medium and heavy-duty trucks, trailers and buses. Kaiser Aluminum and Chemical Corporation (Kaiser), a wholly owned subsidiary of Kaiser Aluminum Corporation, and Accuride Ventures, Inc. (AVI), a wholly owned subsidiary of Accuride Corporation (Accuride), are the limited partners of AKW (the Partners). The general partner is AKW General Partner L.L.C. (the GP), a Delaware limited liability company which is owned equally by Kaiser and Accuride.

The Partnership was formed with initial capital contributions from the GP of $870 (consisting of contributed inventory), representing a 2 percent interest in the Partnership, and contributions from Kaiser at an agreed-upon value of $40,828, representing a 98 percent interest in the Partnership. The contribution from Kaiser consisted primarily of machinery, equipment and inventory, net of certain employee-related liabilities. Simultaneously with the initial capital contribution by Kaiser, Accuride remitted $20,414 in cash to Kaiser in exchange for half of Kaiser's 98 percent interest in the Partnership and contributed certain customer contracts to the Partnership. Based on the allocation of fair value to the assets and liabilities contributed by the Partners, goodwill of $13,685 was recognized.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties, with respect to such estimates and assumptions, are inherent in the preparation of the Partnership's financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Partnership's financial position and results of operations.

INVENTORIES

Inventories are valued at the lower of cost or market. Inventory costs have been determined by the first-in, first-out (FIFO) method. The cost of products manufactured includes raw materials, direct labor and operating expenses.

REVENUE RECOGNITION

The Partnership recognizes product sales revenues upon delivery to the customer. All product sales revenues are presented net of customer volume rebate, if applicable.

GOODWILL

Goodwill, which represents the excess of cost over the fair value of net assets contributed by the Partners, is amortized on a straight-line basis over 15 years. AKW regularly evaluates whether subsequent events or circumstances have occurred that indicate the remaining useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. Management believes that there have been no events or circumstances which warrant revision to the remaining useful life or which affect the recoverability of goodwill.

CASH

The Partnership considers cash equivalents to include all highly liquid investments with maturities of three months or less when purchased.

The Partnership maintains a consolidation bank account for receipts and disbursements, which is administered by the bank on behalf of the partners, who are advised daily of the net activity. Cash requirements are funded by, and cash surplus is transferred to, the partners equally. Such funding and transfer activity is reflected in the respective partners' capital accounts.

DEPRECIATION

Depreciation is computed by the straight-line method at rates based on the estimated useful lives of the various classes of assets. The estimated useful lives of leasehold improvements, tooling, machinery and equipment, and furniture and fixtures are two to 15 years.

Reclassification

Certain reclassifications have been made to amounts previously reported to conform with the current-year presentation.

2.  INVENTORIES:

Inventory components at December 31, 1998 and 1997, were as follows:


                                                         1998        1997
                                                        -------     -------
          Raw materials and supplies                    $ 2,071    $ 3,068
          Work in process                                 2,330      2,421
          Finished goods                                  3,947      2,598
                                                        -------    -------
                                                        $ 8,348    $ 8,087
                                                        -------    -------
                                                        -------    -------

3.  PROPERTY, PLANT AND EQUIPMENT:

The components of property, plant and equipment at December 31, 1998 and 1997, were as follows:


                                                            1998           1997
                                                          --------       --------
          Leasehold improvements                          $    690       $    549
          Machinery and equipment                           24,019         22,032
          Furniture and fixtures                               180            169
          Construction in progress                           4,483          1,313
                                                          --------       --------
                                                            29,372         24,063
          Less- Accumulated depreciation                    (3,510)        (1,305)
                                                          --------       --------
                  Property, plant and equipment, net      $ 25,862       $ 22,758
                                                          --------       --------
                                                          --------       --------

4.  INCOME TAXES:

A provision for income taxes is not made in the accounts of the Partnership since such taxes are liabilities of the partners and depend upon their respective tax situations.

5.  RETIREMENT PLANS
    AND EMPLOYEE BENEFITS:

Retirement plans are noncontributory for salaried and hourly employees and generally provide for benefits based on a formula which considers length of service and earnings during years of service. Employer contributions to the plan were $189 and $195 for the year ended December 31, 1998, and the period from inception to December 31, 1997, respectively. No retirement benefits were paid under the plans during the year ended December 31, 1998, or the period from inception to December 31, 1997.

The following table sets forth the plan's funded status and amounts recognized in the Partnership's balance sheet at December 31, 1998 and 1997:


                                                                                   1998          1997
                                                                                  -------       -------
          Actuarial present value of-
             Accumulated benefit obligation, including vested
               benefits of $256 and $201, respectively                            $   501       $   325
                                                                                  -------       -------
                                                                                  -------       -------
          Projected benefit obligation                                            $ 1,046       $   702
          Plan assets at fair value                                                  (418)           (2)
                                                                                  -------       -------
                       Projected benefit obligation in excess of plan assets          628           700

          Unrecognized net gain                                                         3             7
          Unrecognized prior service cost                                            (110)         (118)
                                                                                  -------       -------
                       Accrued pension cost                                       $   521       $   589
                                                                                  -------       -------
                                                                                  -------       -------

Pension costs for the year ended December 31, 1998, and the period from inception through December 31, 1997, included the following components:


                                                                                           1998         1997
                                                                                          -----        -----
          Service cost on benefits earned during the period                               $ 273        $ 168
          Interest cost on projected benefit obligation                                      50           24
          Expected return on plan assets                                                    (14)           -
          Amortization of unrecognized gain                                                  (2)          (3)
          Prior service cost                                                                  8            8
                                                                                          -----        -----

                                 Net periodic pension cost                                $ 315        $ 197
                                                                                          -----        -----
                                                                                          -----        -----

Assumptions used to value obligations at year-end and to determine the net periodic pension cost in the subsequent year are as follows:


                                                                                          1998         1997
                                                                                          -----        -----
          Discount rate                                                                    7.00%        7.25%
          Expected long-term rate of return on assets                                      9.00         9.00
          Rate of increase in compensation levels                                          4.00         4.00

6.  POSTRETIREMENT BENEFITS:

The Partnership provides certain healthcare benefits for retired employees. This component of the postretirement benefit gives rise to a liability for the Partnership. No payments for these healthcare benefits were made to retired employees during the year ended December 31, 1998, or the period from inception to December 31, 1997.

The following table sets forth the plan's unfunded status reconciled with amounts shown in the Partnership's balance sheet at December 31, 1998 and 1997:


                                                                            1998          1997
                                                                          -------       -------
          Accumulated postretirement benefit obligation-
             Retirees                                                     $     -       $     -
             Actives                                                        3,921         3,287
          Plan assets at fair value                                             -             -
                                                                          -------       -------

          Accumulated postretirement benefit obligation                     3,921         3,287
          Unrecognized net loss                                              (922)         (770)
                                                                          -------       -------

                           Accrued postretirement benefit obligation      $ 2,999       $ 2,517
                                                                          -------       -------
                                                                          -------       -------

Postretirement benefit expense recognized in the statement of income for the year ended December 31, 1998, and the period from inception through December 31, 1997, is summarized as follows:

                                                                              1998      1997
                                                                              ----      ----
          Service cost                                                        $206      $126
          Interest cost on accumulated postretirement benefit obligation       238       118
          Amortization of unrecognized loss                                     38         -
                                                                              ----      ----

                                   Postretirement benefit expense             $482      $244
                                                                              ----      ----
                                                                              ----      ----

The healthcare cost trend rate assumption can have a significant effect on the amounts reported. For measurement purposes, the plan assumes a 5.25 percent annual rate of increase in the per capita cost of covered healthcare benefits for 1998 and 1997, respectively. An increase or decrease of 1 percent in the healthcare cost trend rate would increase or decrease the accumulated postretirement benefit obligation and the aggregate of the service and interest cost components of the postretirement benefits expense by $817 or $(670) and $104 or $(84), respectively.

The weighted average discount rate used in determining the accumulated postretirement benefit obligation for 1998 and 1997 was 7.00 percent and 7.25 percent, respectively.

7.  TRANSACTIONS WITH
    PARTNERS AND RELATED PARTIES:

Kaiser and Accuride provide administrative and technical services to AKW consisting of treasury, legal, sales and marketing support, and product design and testing. Pursuant to the AKW formation agreements, Accuride performs all billing and collection functions, as well as calculation and notification of rebates. For the year ended December 31, 1998, and the period from inception through December 31, 1997, AKW incurred $1,762 and $2,683, respectively, related to these services. Additionally, Kaiser and Accuride provide general liability insurance coverage for claims that exceed $11,000. As of December 31, 1998, AKW had no claims which exceeded this threshold.

AKW has transactions in the normal course of its business with Kaiser for the purchase of metal used in its operations and the sale of scrap. For the year ended December 31, 1998, and the period from inception through December 31, 1997, AKW purchased metal at market prices totaling $17,201 and $2,090, respectively, from Kaiser and had sales of scrap at market prices to Kaiser totaling $14,061 and $8,103, respectively.

AKW leases the Erie, Pennsylvania, facility from Kaiser and shares certain site services with Kaiser. The initial term of the lease is for 10 years at a below-market rate, after which the lease can be renewed for three additional five-year periods at the then fair market value.

AKW provides volume rebates to its significant customers. Based on the nature of the billing arrangements described above, Accuride determines the amount of the rebates due, provides these rebates to the customers and passes the costs on to AKW.

AKW's machining and finishing operations are performed under a converter contract with an unrelated entity (the contractor) that provides services solely to the Partnership. Under the terms of the contract, AKW provides the building and equipment used by the contractor and is charged a fixed fee for each wheel that is processed. Additionally, AKW participates in a cost-sharing arrangement with the contractor wherein AKW receives a rebate from the contractor if its payments for machining and finishing operations exceed the costs incurred by the contractor. Conversely, if costs exceed payments or if contractor is able to meet certain performance incentives, AKW is obligated to make additional payments to the contractor. For the year ended December 31, 1998, and the period from inception through December 31, 1997, the net effect of AKW's cost-sharing arrangement with the contractor resulted in a $1,855 and a $641 reduction to cost of sales, respectively.

In addition to the transactions discussed above, Kaiser has provided certain environmental guarantees on behalf of the Partnership (see Note 8).

8.  COMMITMENTS AND CONTINGENCIES:

CONCENTRATIONS OF RISK

The Partnership's revenues are derived predominantly from sales to customers in the heavy-truck manufacturing industry. This industry concentration has the potential to impact the Partnership's exposure to credit risk, either positively or negatively, because customers may be similarly affected by changes in economic or other conditions. The creditworthiness of this customer base is strong, and the Partnership has not experienced significant credit losses on receivables; therefore, no provision for bad debt is provided.

The Partnership's machining and finishing operations are performed by an unrelated contractor (see Note 7). The Partnership's production activities are dependent upon the contractor's ability to perform machining and finishing operations which satisfy AKW's volume and quality requirements. Events which impair the contractor's ability to perform these services may have an unfavorable impact on the Partnership's operations.

COMMITMENTS

Rental agreements under operating leases at December 31, 1998, are as follows:


Year ending December 31-
   1999                                               $   743
   2000                                                   706
   2001                                                   627
   2002                                                   543
   2003                                                   500
   Thereafter                                               -
                                                      --------
                                                      $ 3,119
                                                      --------
                                                      --------

Rental expenses were $678 and $417 for the year ended December 31, 1998, and for the period from inception through December 31, 1997, respectively.

The Partnership has entered into an unconditional purchase contract with one of its partners (Kaiser). Under the contract, the Company is obligated to take delivery of materials to be used in its normal production activities. The contract expires on December 31, 1999, and minimum payments during the year are $13,103.

ENVIRONMENTAL CONTINGENCIES

The Partnership is subject to a number of environmental laws, to fines or penalties assessed for alleged breaches of the environmental laws, and to claims and litigation based upon such laws in connection with its leased production facility from Kaiser. However, as a condition of the Partnership agreement, Kaiser retained responsibility for certain capital expenditures for environmental projects totaling approximately $1,287. Additionally, Kaiser has agreed to indemnify the Partnership with respect to substantially all environmental matters at the Erie site existing at the date the Partnership was formed.

WHEEL RECALL CAMPAIGN

In April 1998, the Partnership submitted notice to the National Highway Safety Administration of its intent to recall approximately 47,800 wheels for a defect related to potential motor vehicle safety. These wheels were produced and shipped during the period from April 23, 1997, through February 28, 1998.

From the initiation of the recall through December 31, 1998, a total of $1,972 has been paid by the Partnership. Remaining costs are expected to be incurred by the end of 1999. The recall is not anticipated to have a material adverse impact on the Partnership's financial condition or liquidity.

YEAR 2000 ISSUE

The Partnership recognizes the need to ensure its operations will not be adversely impacted by year 2000 software or hardware failures. Software or hardware failures due to processing errors potentially arising from calculations using the year 2000 date are a known risk. The Partnership is addressing this risk to the availability and integrity of financial systems and the reliability of operational systems. The Partnership has established processes for evaluating and managing the risks and costs associated with this problem. The computing portfolio was identified, and an initial assessment has been completed. The cost of achieving year 2000 compliance is estimated to be immaterial to the Partnership's operations.

OTHER CONTINGENCIES

The Partnership was named in a National Labor Relations Board charge by the United Auto Workers union at the Erie facility in connection with Kaiser's decision to close its separate operations in the same facility. The charge was settled in August 1998 with no financial impact on the Partnership.

9.  SUBSEQUENT EVENT (UNAUDITED):

On April 1, 1999, Accuride purchased Kaiser's 50 percent interest in the Partnership which is composed of a 49 percent limited partner interest and a 1 percent interest owned indirectly through AKW General Partner L.L.C. The transaction is not expected to have a material impact on the Partnership.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated condensed financial statements have been derived from the application of pro forma adjustments to the audited historical consolidated financial statements of Accuride Corporation (the "Company") and AKW L.P. ("AKW") included elsewhere in this Form 8-K. The unaudited pro forma consolidated condensed balance sheet as of December 31, 1998 gives effect to the acquisition of the 50% interest in AKW from Kaiser Aluminum and Chemical Corporation ("Kaiser") for $70 million (the "Acquisition") , the $0.9 million purchase of equipment from Kaiser (the "Equipment Purchase") and the $100 million additional term loan ("Loan") borrowed pursuant to the acquisition as if such transactions had occurred on December 31, 1998. The unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1998 gives effect to the Acquisition, the Equipment Purchase and the Loan as if the transactions had occurred on January 1, 1998. The adjustments are described in the accompanying notes. The pro forma consolidated condensed financial statements should not be considered indicative of actual results that would have been achieved if the Acquisition, the Equipment Purchase and the Loan had been consummated on the date or for the periods indicated and do not purport to indicate results of operations as of any future date or for any future period. The pro forma consolidated condensed financial statements should be read in conjunction with the Company's historical consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                     AS OF DECEMBER 31, 1998
(DOLLARS IN THOUSANDS)

                                                                     HISTORICAL          HISTORICAL       ACQUISITION     PRO FORMA
                                                                      ACCURIDE              AKW            ADJUSTMENTS    COMBINED
                                                                      --------              ---            -----------    --------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                            $   3,471          $       1          $100,000(a)   $   3,472
                                                                                                            (71,250)(b)
                                                                                                            (28,750)(j)
Customer receivables, net of allowance for doubtful accounts            52,287             15,311                           67,598
Other receivables                                                        8,372              3,534            (2,246)(i)      9,660
Inventories, net                                                        36,980              8,348               887(c)      46,215
Supplies                                                                 7,187                  -                            7,187
Deferred income taxes                                                      611                  -                              611
Income taxes receivable                                                    458                  -                              458
Prepaid expenses                                                           139                 95                              234
                                                                     ---------          ---------          --------      ---------
     Total current assets                                              109,505             27,289            (1,359)       135,435
PROPERTY, PLANT AND EQUIPMENT, NET                                     159,826             25,862               900(b)     186,588
OTHER ASSETS:
Goodwill, net of accumulated amortization                               83,317             12,140            59,075(c)     142,392
                                                                                                            (12,140)(c)
Investment in affiliates                                                25,855                              (23,214)(c)      2,641
Deferred financing costs, net of accumulated amortization               12,609                                              12,609
Deferred income taxes                                                    3,287                                 (172)(c)      3,115
Other                                                                   10,526                                              10,526
                                                                     ---------          ---------          --------      ---------
TOTAL                                                                $ 404,925          $  65,291          $ 23,090      $ 493,306
                                                                     ---------          ---------          --------      ---------
                                                                     ---------          ---------          --------      ---------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Accounts payable                                                     $  27,008          $   9,654          $ (2,246)(i)  $  34,416
Current portion of long-term debt                                        1,350                  -                            1,350
Short-term notes payable                                                 3,911                  -                            3,911
Accrued payroll and compensation                                         8,149                  -                            8,149
Accrued interest payable                                                 9,807                  -                            9,807
Wheel recall liability                                                       -              4,728                            4,728
Accrued and other liabilities                                            6,606                620                            7,226
                                                                     ---------          ---------          --------      ---------
     Total current liabilities                                          56,831             15,002            (2,246)        69,587
LONG-TERM DEBT, less current portion                                   387,939                  -           100,000(a)     459,189
                                                                                                            (28,750)(j)
DEFERRED INCOME TAXES
OTHER LIABILITIES                                                       12,021              3,861               514(c)      16,396
MINORITY INTEREST                                                        6,230                  -                            6,230
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.01 par value; 5,000 shares authorized and unissued Common stock and additional paid-in capital, $.01 par value; 45,000 shares authorized, 24,768 and 24,000 shares issued
and outstanding in 1998 and 1997                                        24,158                  -                           24,158
Stock subscriptions receivable                                          (1,644)                                             (1,644)
Retained earnings (deficit)                                            (80,610)            46,428           (46,428)(c)    (80,610)
                                                                     ---------          ---------          --------      ---------
     Total stockholders' equity (deficiency)                           (58,096)            46,428           (46,428)       (58,096)
                                                                     ---------          ---------          --------      ---------
TOTAL                                                                $ 404,925          $  65,291          $ 23,090      $ 493,306
                                                                     ---------          ---------          --------      ---------
                                                                     ---------          ---------          --------      ---------

See Notes to Unaudited Pro Forma Consolidated Financial Information.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998

(Dollars in Thousands)

                                                          HISTORICAL       HISTORICAL       ACQUISITION       PRO FORMA
                                                           ACCURIDE           AKW           ADJUSTMENTS       COMBINED
                                                           --------           ---           -----------       --------
     Net sales                                             $ 383,583       $  86,897                         $ 470,480
     Cost of goods sold                                      301,029          68,409          4,700(h)         375,025
                                                                                                887(l)
                                                           ---------       ---------        -------          ---------
     Gross profit                                             82,554          18,488         (5,587)            95,455
     Operating expenses                                       34,034           6,266          1,173(e)          41,602
                                                                                                129(g)
                                                           ---------       ---------        -------          ---------
     Income from operations                                   48,520          12,222         (6,889)            53,853
     Other income (expense):
          Interest income (expense), net                     (32,311)              -         (5,657)(f)        (38,220)
                                                                                               (252)(k)
          Equity in earnings of affiliates                     3,929               -         (3,486)(m)            443
          Other income (expense), net                         (2,904)              -                            (2,904)
                                                           ---------       ---------        -------          ---------
     Income before income taxes and minority interest         17,234          12,222        (16,284)            13,172
     Income tax provision (benefit)                            7,935               -         (1,604)(n)          6,066
                                                                                               (265)(o)
     Minority Interest                                         1,348               -                             1,348
                                                           ---------       ---------        -------          ---------
     Net income (loss)                                     $   7,951       $  12,222      $ (14,415)         $   5,758
                                                           ---------       ---------        -------          ---------
                                                           ---------       ---------        -------          ---------

See Notes to Unaudited Pro Forma Consolidated Financial Information.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) Reflects an additional $100 million term loan borrowed under the credit facility for the Acquisition. The Company used $71.25 million for the cost of the Acquisition and Equipment Purchase and $28.75 million to pay down existing indebtedness. Also, see Notes b and j below.


(b)      Reflects net cost of Acquisition and Equipment Purchase, as follows:

         Purchase price ..........................................  $70,000
         Acquisition costs .......................................      350
                                                                    -------
              Net Acquisition Cost ...............................   70,350
         Purchase of Kaiser equipment ............................      900
                                                                    -------
              Total cash outlay ..................................  $71,250
                                                                    -------
                                                                    -------

(c) Reflects excess of costs over estimated net fair value of assets acquired and liabilities assumed in the Acquisition at December 31, 1998, as follows:

         Net cost of Acquisition (b) ..................................................  $70,350
              Less AKW shareholder's equity. ..............................................................  (46,428)
              Adjustment to eliminate Accuride's share of AKW Equity previously owned .....................   23,214
              Adjustment to eliminate AKW unamortized goodwill ............................................   12,140
                                                                                                             -------
         Net Assets Acquired ..........................................................  (11,074)
                                                                                         -------
         Estimated excess consideration over book value ...............................  $59,276
                                                                                         -------
                                                                                         -------
         Adjustments to reflect fair value:
              Step up Inventory to fair value .........................................    1,774
              Increase in pension and postretirement liabilities due to the
                   excess of the projected benefit obligation over plan assets ........   (1,029)
                                                                                         -------
              Total step up in assets and liabilities .................................      745
              Adjusted by Accuride's previous ownership percentage of 50%
                   to eliminate Accurides's share prior to the purchase of AKW
                   of the step up in assets and liabilities ...........................      373
              Tax effect of above adjustments .........................................     (172) (d)
                                                                                         -------
              Total fair value adjustments ............................................      201
                                                                                         -------
              Total goodwill ..........................................................  $59,075
                                                                                         -------
                                                                                         -------

The acquisition will be accounted for by the purchase method of accounting. Under purchase accounting, the total purchase price will be allocated to the tangible and intangible assets and liabilities of AKW based upon their respective fair values as of the date of the Acquisition based upon valuations and other studies that have not yet been completed. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

(d) Adjustment reflects the net deferred tax asset attributable to purchase accounting adjustments associated with the Acquisition at the Company's 1998 combined effective federal and state rate of 46%.

(e) Adjustment reflects one year of amortization expense (straight-line basis over 40 years) on the incremental amount of goodwill arising from the acquisition (estimated to be $46,935) as follows:

              Excess consideration over book value (see Note c) ................... $59,075
              Less AKW unamortized goodwill at December 31, 1998 ..................  12,140
                                                                                    -------
              Resultant incremental goodwill arising from acquisition ............. $46,935
                                                                                    -------
                                                                                    -------

(f) The pro forma adjustment to interest expense assumes a weighted average interest rate of 7.94% per annum (LIBOR + 2.5%) on $71.25 million of additional indebtedness under the Credit Facility (see also Note a).

(g) Adjustment reflects one year of depreciation expense (straight-line basis over 7 years for equipment) on the $0.9 million in property, plant and equipment obtained in the Equipment Purchase.

(h) Adjustment reflects the increase in cost of goods sold attributable to the AKW Wheel Recall Campaign. AKW had previously recorded $4,700 of the total $6,800 Wheel Recall liability in their 1997 financial statements; however, Accuride recorded their 50% portion of the entire Wheel Recall liability in its statement of income for the year ended December 31, 1998, as a decrease to equity in earnings of affiliates (see Note m). Excluding the $6,800 AKW Wheel Recall Campaign expense, income before income taxes and minority interest in the 1998 unaudited pro forma consolidated condensed statement of income would have been $19,972.

(i) Adjustment reflects the elimination of intercompany receivables and payables, which consists of $2.2 million miscellaneous receivables and payables.

(j) Adjustment reflects the $28.75 million portion of the $100 million term loan used to pay down existing indebtedness under Accuride's revolving credit facility (the "Revolver") (see Note a).

(k) Adjustment reflects incremental interest expense incurred as a result of $28.75 million of indebtedness borrowed as a term loan under the credit facility at LIBOR plus 2.5% and used to pay down the existing indebtedness under the Revolver borrowed at LIBOR plus 1.625% (see Notes a, f, and j).

(l) Adjustment reflects the increase in cost of goods sold attributable to the step up in fair value of inventory (see Note c). This amount has been recorded under the assumption that the inventory purchased will turnover during the first year of operation.

(m) Reflects the elimination of the 1998 equity in earnings of affiliates arising from Accuride's 50% interest in AKW owned prior to the Acquisition. Amount reported by Accuride in its Consolidated Statement of Income for the Year ended December 31, 1998, is calculated as follows:

               50% of AKW Net Income for the year ended December 31, 1998 .............. $ 6,111
               Less: 50% of the AKW Wheel Recall Campaign recorded by Accuride in
                         1998 ($6,800) reduced by 50% of the amount AKW recorded
                         in 1998 ($2,100).  AKW had previously recorded the
                         remainder in their 1997 financial statements ..................  (2,350)
                    50% of miscellaneous audit and purchase price adjustments
                         recorded by Accuride in 1998.  AKW had previously recorded
                         100% of these amounts in their 1997 financial statements ......    (275)
                                                                                         -------
               Total Equity in AKW Earnings reported by Accuride in 1998 ............... $ 3,486
                                                                                         -------
                                                                                         -------

(n) Adjustment to eliminate income taxes on equity in earnings previously recorded in Accuride's income tax provision:

               Total equity in AKW earnings reported by Accuride .......................  $3,486
                          1998 effective tax rate ......................................      46%
                                                                                          ------
                  Income tax provision on affiliate earnings of AKW to be eliminated ...  $1,604
                                                                                          ------
                                                                                          ------

(o) Adjustment to record income tax provision on AKW's income and related tax effect of Acquisition Adjustments, calculated as follows:

               Historical AKW income ................................. $ 12,222

               Acquisition Adjustments:
                         AKW Wheel Recall (see Note h) ...............   (4,700)
                         Step up in Inventory (see Note l) ...........     (887)
                         Interest expense (see Notes f and k) ........   (5,909)
                         Depreciation expense (see Note g) ...........     (129)
                         Amortization expense (see Note e) ...........   (1,173)
                                                                       --------
                         Pro Forma adjusted AKW pre-tax loss .........     (576)
               1998 effective tax rate ...............................       46%
                                                                       --------
               Income tax benefit .................................... $   (265)
                                                                       --------
                                                                       --------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACCURIDE CORPORATION


Dated: June 10, 1999                   By:  /s/ William P. Greubel
                                           ---------------------------------
                                       William P. Greubel
                                       President and Chief Executive Officer